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                                                                   EXHIBIT 10.18


                      THIRD AMENDMENT TO LICENSE AGREEMENT
                           1505 SALADO DRIVE LICENSE


     This Third Amendment to License Agreement is made and entered into as of the 30th day of June, 1999 by and between Sun Microsystems, Inc., a Delaware corporation ("Sun") and Remedy Corporation, a Delaware corporation ("Licensee" or "Remedy").

     WHEREAS, Sun is the Lessee under that certain Lease Agreement (the "Lease") dated September 1, 1987, with John Arrillaga, Trustee of the John Artillaga Separate Trust dated July 20, 1977, and Richard T. Perry, Trustee of the
Richard T. Perry Separate Property Trust dated July 20, 1977 (collectively "Lessor") for the real property located at 1505 Salado Drive, Mountain View, California (the "Premises"), and

     WHEREAS, Sun and Licensee entered into a License Agreement dated March 11, 1994 (the "1505 Salado License"), as modified by the First Amendment to License dated June 23, 1994, and as modified by the Second Amendment to License dated September 30, 1996, permitting Licensee to use and occupy the Premises, and

     WHEREAS, Sun and Licensee entered into a License Agreement dated March 11, 1994, as modified by the First Amendment to License dated September 30, 1996 (the "1500 Salado License") whereby Sun was permitted to use and occupy that certain real property located at 1500 Salado Drive, Mountain View, California, then being leased to the Licensee as the lessee, and

     WHEREAS, Sun and Licensee desire to amend the 1505 License Agreement, and terminate the 1500 Salado License Agreement, as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein stated, the parties hereto agree as follows:

     1. The 1505 Salado License Agreement Term shall be extended for the period commencing July 1, 1999 and ending June 30, 2001 (the "Second Extended Term").

     2. Paragraph 4 of the Second Amendment to the 1505 Salado Drive License Agreement is hereby deleted in its entirety and replaced with the following:

            Date                                    Amount
            ----                                    ------
July 1, 1999 - June 30, 2000       $ 96,854.40  Base Rent per Month (NNN)
                                   $  7,723.45  Commission Rent per Month (NNN)
                                   -----------
                                   $104,577.85  Total Rent per Month (NNN)

July 1, 2000 - June 30, 2001       $ 99,403.20  Base Rent Per Month (NNN)
                                   $  7,723.45  Commission Rent per Month (NNN)
                                   -----------
                                   $107,126.65  Total Rent per Month (NNN)

     The Base Rent equals the rent paid by Sun per its Lease. The Commission Rent is to reimburse Sun for the amortized commission Sun shall pay the Brokers, per paragraph 4 below. Remedy shall pay to Sun the Total Rent per Month, payable in advance, on the first day of each month of the Second Extended Term. During the term of this License, as extended, Sun shall not modify or terminate the Lease without the prior written consent of Licensee, which shall not be unreasonably withheld. In the event Sun is in default under the Lease, Licensee shall have the right, but not the obligation, to cure Sun's default and to keep the Lease in full force and effect. Sun shall be liable to
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Licensee for the actual and reasonable direct costs and expenses incurred by
Licensee in curing Sun's default.

     3. Upon expiration of the term of this License, Licensee shall return the Premises to Sun, broom clean, and in good condition and repair, normal wear and tear excepted. Licensee shall also undertake and complete any restoration of the Premises required by the Lessor pursuant to the Lease to the extent such restoration is required as a result of alterations made by Remedy to the Premises or as a result of the alterations made by Sun per the drawings dated March 14, 1989. Except as specified above, Remedy shall not be responsible for any restoration. Remedy shall be responsible for any repair or maintenance obligations for the Premises as required by the Lease at the expiration or earlier termination of the Secured Extended Term. In the event that Lessor requires that the Premises be restored, Licensee may participate in negotiations with Sun and Lessor in an effort to minimize such restoration, and Sun shall cooperate with Licensee in that regard.

     4. Sun shall pay Cushman Realty a commission of $2.00 per RSF ($101,952), and Sun shall pay Jones Lang LaSalle a commission of $1.35 per RSF ($68,817.60), effective upon full execution of this Third Amendment to License Agreement, but no earlier than July 1, 1999.

     5. Within fifteen (15) days of the full execution of this Third Amendment, Remedy shall pay to Sun the sum of $104,577.85 as security for performance of Remedy's obligations hereunder. Such sum shall be returned to Remedy within fifteen (15) days after the expiration or early termination of this License Agreement.

     6. Remedy shall have a right to assign this License in the event of a sale of substantially all of the assets of Remedy, providing that the new entity has a net worth equal to or greater than Remedy as of the date of this License Agreement.

     7. Except as set forth in this Third Amendment to License Agreement, all of the terms and provisions of the License Agreement shall apply and shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Third Amendment to License Agreement has been executed as of the day and year first above written.

"SUN"                                   "LICENSEE"

SUN MICROSYSTEMS, INC.                  REMEDY CORPORATION
a Delaware corporation                  a Delaware corporation

By: /s/ Carey Wong                      By: /s/ Ronald J. Fior
   ---------------------------------       ---------------------------------

Its: Director, REW Western Region       Its: VP/CFO
    --------------------------------        --------------------------------

Date:    8/30/99                        Date:   July 30, 1999
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